EXHIBIT 31.2

302 CERTIFICATION

OF CHIEF FINANCIAL OFFICER

I, William W. Douglas III, Chief Financial Officer of Coca-Cola Enterprises, Inc., certify that:

1.	I have reviewed this annual report on Form 10-K of Coca-Cola Enterprises, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 17, 2011

/s/ William W. Douglas III
William W. Douglas III
Chief Financial Officer
Coca-Cola Enterprises, Inc.